UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 7, 2008
CARIBOU COFFEE COMPANY, INC.
(Exact name of Registrant as Specified in Charter)

Minnesota	000-51535	41-1731219
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN		55429
(Address of Principal Executive		(Zip Code)
Offices)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          In its Current Report on Form 8-K dated October 24, 2008, the Company announced that Kathy F. Hollenhorst would cease to serve as the Senior Vice President of Marketing.
          In connection with her departure, on November 3, 2008, the Company entered into a Separation Agreement with Ms. Hollenhorst. Ms. Hollenhorst’s last day of employment will be on or before December 10, 2008. Ms. Hollenhorst will provide executive and consulting services to the Company during this period. Through December 10, 2008, Ms. Hollenhorst will be paid her regular base salary ($218,137.40 per annum), and in addition, Ms. Hollenhorst will be paid a lump sum of $109,068.70 as consideration for entering into the Separation Agreement and outplacement services for 9 months valued at $8,850.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement between Caribou Coffee Company, Inc. and Kathy F. Hollenhorst dated November 3, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 7, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Dan E. Lee
Dan E. Lee
General Counsel, Vice President and Secretary